ELITE PHARMACEUTICALS ANNOUNCES CHANGE IN EXECUTIVE LEADERSHIP

NORTHVALE, N.J. – May 21, 2013 – Elite Pharmaceuticals, Inc. ("Elite" or the “Company") (OTCBB: ELTP) today announced that Chris Dick will step down as President and Chief Operating Officer (COO) and as a member of the Board of Directors, effective May 24, 2013. Mr. Dick will remain as a consultant with Elite to ensure a smooth transition while the Board conducts a search for a permanent replacement.

“We thank Chris for his contributions to Elite, especially the passion, dedication and energy he brought to the Company every single day,” said Jerry Treppel, Elite’s Chairman and CEO. “Chris has worked hard to successfully turn the company around through very challenging circumstances, secured two very important patents for our abuse deterrent technology and advanced the development of this technology through commercial scale up. We appreciate Chris’ leadership and the many important strategic initiatives he has achieved for the Company.”

Mr. Dick stated, “Elite is an outstanding company with creative and talented employees, and it has been an honor to serve as the Company’s President and COO. I am proud of what we have accomplished together. I feel it is the right time for me to pass the baton and let new leadership take the Company into its next phase with the abuse deterrent technology. I remain very optimistic about Elite’s future.”

Business Outlook

Elite will announce its fiscal year ended March 31, 2013 results on or before July 1, 2013 and will host a conference call shortly after the filing to discuss the results and provide guidance on the developments in the opioid space.

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. develops oral sustained and controlled release products. Elite's strategy includes assisting partner companies in the life cycle management of products to improve off-patent drug products and developing generic versions of controlled release drug products with high barriers to entry. Elite has five commercial products currently being sold, an additional product approved and soon to be launched, and one additional product pending approval by the FDA. Elite’s lead pipeline products include abuse resistant opioids utilizing the Company’s patented proprietary technology, and a once-daily opioid. They are sustained release oral formulations of opioids for the treatment of chronic pain, which address two of the limitations of existing oral opioids: the provision of consistent relief of baseline pain levels and deterrence of potential abuse. Elite also provides contract manufacturing for Actavis and Ascend Laboratories (previously a subsidiary of ThePharmaNetwork and now a subsidiary of Alkem Laboratories Ltd.) and has partnered with Mikah Pharma to develop a new product, with Hi-Tech Pharmacal to develop an intermediate for a generic product, and a Hong Kong based company to develop a branded product for the United States market and its territories. Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Including those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release, readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, delays, uncertainties, inability to obtain necessary ingredients and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These risks and other factors, including, without limitation, the Company’s ability to obtain sufficient funding under the LPC Agreement or from other sources, the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities, intellectual property protections and defenses, and the Company’s ability to operate as a going concern, are discussed in Elite's filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q and 8-K. Elite undertakes no obligation to update any forward-looking statements.

Contact:

Elite Pharmaceuticals, Inc.

Dianne Will, Investor Relations, 518-398-6222

Dianne@elitepharma.com